                                 EXHIBIT 99.2
                                 ------------
                                     PROXY

                     FIRST NATIONAL SYLACAUGA CORPORATION
                               43 North Broadway
                           SYLACAUGA, ALABAMA 35150
                                (205) 249-0341


                        SPECIAL MEETING OF SHAREHOLDERS

                              July 9, 1998

        PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Harry I. Brown, Jr. or Harry I. Brown, Sr. as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of FIRST NATIONAL SYLACAUGA CORPORATION ("FNSC"), which the undersigned is entitled to vote at the special meeting of shareholders to be held at 43 North Broadway, Sylacauga, Alabama 35150 on Thursday, July 9, 1998, at 2:00 p.m. Central Daylight Savings Time, or any adjournment thereof.


 (1) To consider and vote upon the approval and adoption of a Merger Agreement and Plan of Merger dated as of February 24, 1998 (the "Merger Agreement") among FNSC and Valley National Corporation, a copy of which is set forth as Appendix A to the Joint Proxy Statement/Prospectus delivered to shareholders. The Merger Agreement provides for, among other things, the merger of FNSC with and into Valley National Corporation (the "Merger"), with Valley National Corporation to be the surviving corporation of the Merger with a resulting name change to Frontier National Corporation:

      [ ]    FOR              [ ]     AGAINST   [ ]     ABSTAIN

 (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for proposal 1.



           PLEASE SIGN AND RETURN IN THE  ENCLOSED POSTAGE-PAID ENVELOPE.
                 THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN
                                 AT THIS TIME.


 Date:  _________________________    ______________________________________
                                     Signature of Shareholder(s)



 Date:  _________________________    ______________________________________
                                     Signature of Shareholder(s)

                                       1